UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/19/2006

CELLSTAR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 S. Royal Lane, Coppell, Texas 75019
(Address of principal executive offices, including zip code)

(972)462-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 19, 2006, CellStar Corporation (the "Company") entered into indemnification agreements with Michael J. Farrell, its Executive Vice President of Finance, Treasurer and Chief Administrative Officer, and Juan Martinez Jr., its Vice President and Corporate Controller. The agreements provide that the Company will indemnify, to the fullest extent permitted by applicable law, an indemnitee against direct and indirect costs incurred in connection with a proceeding, as such term is defined in the agreement, and the enforcement of indemnitee's rights under the agreement, as well as liabilities incurred as a result of indemnitee's position with the Company or due to any action taken or failure to act by the indemnitee or on his behalf. Each of the agreements is identical as to form and substance.

The foregoing description of the indemnification agreements is not complete and is qualified in its entirety by reference to the form of indemnification agreement. The form of indemnification agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1 Form of CellStar Corporation Indemnification Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: July 20, 2006	By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of CellStar Corporation Indemnification Agreement.